PROSPECTUS SUPPLEMENT                     FILED PURSUANT TO RULE NO.  424(b)(3)
(To Prospectus dated March 12, 2004)                REGISTRATION NO.  333-63924




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                         300,000,000 Depositary Receipts
                          CP HOLDRSsm Deposit Facility



                  This prospectus supplement supplements information contained in the prospectus dated March 12, 2004, relating to the sale of up to 300,000,000 depositary receipts by the CP HOLDRSsm Deposit Facility.

                  The name, ticker symbol, share amounts and primary trading market of each company represented by a round-lot of 100 CP HOLDRS is as follows:

                                                       Share       Primary
  Name of Company                         Ticker      Amounts    Trading Market
---------------------------------       ---------     -------    --------------
  EnCana Corporation                      ECA           68.4          NYSE
  Fording Canadian Coal Trust             FDG           16.6          NYSE
  CP Ships Limited                        TEU            25           NYSE
  Canadian Pacific Railway Company         CP            50           NYSE
  Fairmont Hotels and Resorts Inc.        FHR            25           NYSE


                  The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

                   The date of this prospectus supplement is September 30, 2004.